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                                 AMENDMENT ONE
                                       TO
                        MASTER PROCUREMENT AGREEMENT

         THIS AMENDMENT ONE TO THE MASTER PROCUREMENT AGREEMENT dated as
April 28, 2000 by and between Lucent Technologies Inc. and Allegiance
Telecom, Inc. (the "MASTER AGREEMENT") is entered into as of July 13, 2001 (the "EFFECTIVE DATE") by and between Allegiance Telecom, Inc., a Delaware corporation with a place of business at 9201 Central Expressway, Dallas, Texas 75231 ("ALLEGIANCE"), and Lucent Technologies Inc., a Delaware corporation with a place of business at 600 Mountain Avenue, Murray Hill, New Jersey 07974 ("LUCENT"). Capitalized terms used herein that are defined in the Master Agreement shall have the meanings assigned in the Master Agreement.

         In consideration for the successful relationship between Lucent and Allegiance under the Master Agreement and the changing circumstances in which they both operate, Lucent and Allegiance desire to amend the Master Agreement by entering into this amendment (this "AMENDMENT") to better address their mutual needs at this time.

         NOW, THEREFORE, in consideration of the mutual covenants, warranties, representations and promises contained herein and intending to be legally bound hereby, the parties agree as follows:

                                   AMENDMENT


         (1) All terms of this Amendment shall supersede any conflicting terms set forth in the Agreement.

         (2) Any terms of the Master Agreement not expressly amended or replaced herein shall remain in full force and effect.

         (3) SECTION 10.7 of the Master Agreement shall be amended in its entirety to read as follows:

                         10.7  ALLEGIANCE PURCHASE COMMITMENT.  During the six
                   (6)-year period commencing on January 1, 2000, Allegiance and its Affiliates shall purchase a minimum of Three Hundred Fifty Million Dollars ($350,000,000) of Products and Services from Lucent under this Agreement ("REVENUE COMMITMENT"), which Revenue Commitment shall be satisfied incrementally as follows:

                         (i) Allegiance shall satisfy a minimum of One Hundred
                   Million Dollars ($100,000,000) of the Revenue Commitment on or before December 31, 2000;


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                         (ii)  Allegiance shall satisfy a minimum of One
                   Hundred Sixty Million Dollars ($160,000,000) of the Revenue Commitment on or before September 30, 2001;

                         (iii) Allegiance shall satisfy a minimum of Two
                   Hundred Ten Million Dollars ($210,000,000) of the Revenue Commitment on or before December 31, 2002;

                         (iv) Allegiance shall satisfy a minimum of Two Hundred Fifty Seven Million Dollars ($257,000,000) of the Revenue Commitment on or before December 31, 2003;

                         (v) Allegiance shall satisfy a minimum of Three Hundred Four Million Dollars ($304,000,000) of the Revenue Commitment on or before December 31, 2004; and

                         (vi) Allegiance shall satisfy the entire Revenue Commitment on or before December 31, 2005.

                   In September of each of 2000, 2001, 2002, 2003, 2004 and
                   2005, Lucent shall provide to Allegiance a status report that identifies Allegiance's progress toward meeting the applicable annual Revenue Commitment. If the annual Revenue Commitment for any year (other than 2005) is not achieved by November 15 of the applicable year, or if the annual Revenue Commitment for 2005 is not achieved by December 31, 2005, then Allegiance will be invoiced for the shortfall. Such shortfall, if any, for 2000, 2001, 2002, 2003 or 2004, shall be treated as credits toward Allegiance's and its Affiliates purchases of Products and Services in the next succeeding year. Such shortfall, in any, for 2005 shall constitute a cash payment for which credits will not apply. Notwithstanding any other provision of this Agreement to the contrary, solely with respect to the portion of the Revenue Commitment to be satisfied between January 1, 2001 and September 30, 2001, Allegiance and Lucent shall take all reasonable actions necessary to enable Lucent to recognize such portion of the Revenue Commitment as revenue for accounting purposes during the Lucent accounting year ending September 30, 2001. Allegiance shall have the right to reduce the Revenue Commitment for any period after September 30, 2001 in response to Lucent no longer offering Products or Services offered by it and its Affiliates as of July 1, 2001, either because of sales of business units, spinoffs of business units, product or service discontinuations or otherwise. Any such reduction shall be implemented by a notice from Allegiance to Lucent setting forth the Products and/or Services in question and Allegiance's good faith estimate of its future purchases of such Products and/or Services and the corresponding reduction in the Revenue Commitment.


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         (4)  Each Product Addendum in effect under the Master Agreement as of the date hereof, is hereby extended (including without limitation as to pricing and discount levels) through December 31, 2005.

         IN WITNESS WHEREOF, the Parties hereto have caused this Amendment to be executed by their duly authorized representatives as of the date first above written.


LUCENT TECHNOLOGIES INC.                   ALLEGIANCE TELECOM, INC.


By: /s/ Gerald T. Cofano                   By: /s/ Dan Yost
   --------------------------                 -----------------------------

Name: /s/ Gerald T. cofano                 Name: /s/ Dan Yost
   --------------------------                   ---------------------------

Title:   Vice President                    Title:  President and COO
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